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                                                                   Exhibit 10.39

                           Data Critical Corporation
                     19820 North Creek Parkway, Suite 100
                               Bothell, WA 98011


                                 March 8, 2001

Jeffrey S. Brown
c/o Data Critical Corporation
19820 North Creek Parkway, Suite 100
Bothell, WA 98011

Dear Jeff:

     It is my pleasure to offer you the following terms and conditions in consideration of your continued service as a member of the Board of Directors (the "Board") of Data Critical Corporation (the "Company"). References to "you" and "Director" mean Jeffrey S. Brown.

     1. Position. You shall remain a member of the Board and shall serve out your current term until its expiration in 2003. You shall also be appointed as Chairman of the Board subject to Provision 4.

     2. Compensation and Benefits. As Director, you will not receive any salary or be eligible for any Company benefits (other than those benefits, if any, granted to members of the Board generally from time to time). Your compensation shall consist solely of the following:

     So long as you are Chairman, you shall receive annually twice the standard amount of options to purchase shares of the Company's common stock normally granted to members of the Board (the "Options"). The Options shall be granted on the standard terms and conditions applicable to members of the Board generally, except that the Options will vest immediately.

     3. Term. This letter agreement shall commence on the date of this letter and shall terminate on the date on which your current term as Director expires or otherwise terminates.

     4. Resignation. You agree that, notwithstanding the foregoing, promptly upon the request of a majority of the other members of the Board, you will voluntarily resign as Chairman and/or from the Board itself.

     5. Noncompetition Covenant. You hereby agrees that you shall not, during your term as Director and for a period of one year after the date on which your current term as Director expires or otherwise terminates for any reason, do any of the following without the prior written consent of the Board (for purposes of this Section, the term "Company" shall mean the Company and each of its subsidiaries):

     (a) Compete. Carry on any business or activity (whether directly or indirectly, as a partner, stockholder, principal, agent, director, affiliate, employee, advisor or consultant) for any company or other enterprise carrying on or proposing to carry on any business or having any product line related
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to the business of the Company, including, without limitation, handheld devices for the medical industry, remote monitoring of, or transmission of, ECGs or other patient medical information, any pacemaker software or hardware products or technology, cardiology-related software, physician charting products, electronic charge capture (or any devices relating thereto) or any current or currently planned (at the time of Director's termination) products or businesses by the Company, or that are otherwise competitive with the business conducted by or planned to conducted by the Company, nor engage in any other activities that conflict with Director's obligations to the Company (any such company or enterprise, being a "Competitor").

     (b) Solicit Business. Solicit or influence or attempt to influence any client, customer or other person either directly or indirectly, to direct his or its purchase of the Company's products and/or services to any Competitor.

     (c) No-Hire. Solicit or influence or attempt to influence, directly or indirectly, any person employed by the Company or any of its affiliates to terminate or otherwise cease his employment with the Company or hire any such person within 6 months after such person's leaving the Company's employ.

     (d) Equitable Remedies. Director acknowledges and agrees that Director's breach of this letter agreement will cause irreparable injury to the Company for which money damages and other remedies at law would be inadequate, and as such that the Company and/or its affiliates shall be entitled to equitable remedies, including, without limitation, specific performance and/or temporary or permanent injunctive relief.

     (e) Scope. Director acknowledges and agrees that the Company has relied and is relying on the covenants contained herein in their decision to enter into this letter agreement and that in light of such reliance the covenants contained herein are fair and reasonable.

     6. Effect on other Agreements. Director acknowledges and agrees that all other agreements executed by Director with or on behalf of the Company, including without limitation, any confidentiality agreement and any assignment of inventions agreement, shall remain in full force and effect without modification; provided, however that in the event (and solely to the extent) the terms of this letter agreement and any other such agreement conflict, the terms of this letter agreement shall be deemed to govern.

     7.  Miscellaneous Provisions.

     (a) Amendments and Waivers. The terms of this letter agreement may only be amended or waived only with the written consent of the parties.

     (b) Sole Agreement. Subject to Section 6 above, this letter agreement, including any Exhibits hereto, constitutes the sole agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof.

     (c) Notices. Any notice required or permitted by this letter agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS), or 48 hours after being deposited in the U.S. mail

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as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.

     (d) Choice of Law. The validity, interpretation, construction and performance of this letter agreement shall be governed by the laws of the State of Washington, without giving effect to the principles of conflict of laws.

     (e) Severability. If one or more provisions of this letter agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this letter agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

     (f) Counterparts. This letter agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

     (g) Arbitration. Any dispute or claim arising out of or in connection with this letter agreement will be finally settled by binding arbitration in Seattle, Washington in accordance with the rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision.

     (h) Survival. The provision of Sections 4, 5 and 6(g) shall survive both the termination of this letter agreement and/or the termination of the Executive's employment with the Company and/or its affiliates.

     (i) Advice of Counsel. EACH PARTY TO THIS LETTER AGREEMENT ACKNOWLEDGES THAT, IN EXECUTING THIS LETTER AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS LETTER AGREEMENT. THIS LETTER AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

                            [Signature Page Follows]

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     The parties have executed this letter agreement the date first written above.

                                    DATA CRITICAL CORPORATION:



                                    By:  /s/ Michael E. Singer
                                       ----------------------------------

                                    Title:  EVP, CFO
                                          -------------------------------

                                    19820 North Creek Parkway
                                    Suite 100
                                    Bothell, WA  98011


                                    DATA CRITICAL CORPORATION:
                                    COMPENSATION COMMITTEE:


                                    By:
                                       ----------------------------------

                                    Title:
                                          -------------------------------

                                    19820 North Creek Parkway
                                    Suite 100
                                    Bothell, WA  98011



                                    JEFFREY S. BROWN


                                    Signature:  /s/ Jeffrey S. Brown
                                              ---------------------------


                                    224 Waverly Way
                                    Kirkland, WA 98033

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